Exhibit 99.1

ExamWorks Reports First Quarter 2013 Financial Results;

Revenues of $148.7 million; Adjusted EBITDA of $23.0 million;

Positive Organic Growth in all Geographies;

Momentum Continues; Reaffirms Full Year 2013 Guidance

ATLANTA, GA. May 8, 2013– ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews and related services, today reported financial results for the first quarter of 2013.

First Quarter 2013 Highlights

●	Revenues for the first quarter of 2013 were $148.7 million, an increase of $25.0 million, or 20.2%, over the year-ago quarter revenues of $123.7 million.

●

On a pro forma basis, revenues of $148.7 million for the first quarter of 2013 represent an increase of $8.4 million, or 6.0%, over the year-ago quarter pro forma revenues of $140.3 million. Excluding the impact of currency, revenues would have grown by 6.5% over the prior year pro forma quarter. Pro forma revenues assume that acquisitions completed in 2012 were completed on January 1, 2011.

●

Adjusted EBITDA for the first quarter of 2013 was $23.0 million (15.5% of revenues), an increase of $4.2 million, or 22.3%, over the year-ago quarter adjusted EBITDA of $18.8 million. Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

●

Reaffirming our full year 2013 guidance, reported revenues are expected to increase organically by 5-7% from our 2012 pro forma revenues of approximately $574 million and 2013 adjusted EBITDA margins are expected to range between 15.5-16.5%.

Commentary

Commenting on today's earnings announcement, James K. Price, Chief Executive Officer of ExamWorks, said: "We are extremely proud of our more than 2,000 dedicated and talented employees worldwide who work hard every day to redefine quality and service in the IME industry. Our results reflect their hard work and dedication. Our technology infrastructure allows us to meet the security, privacy, accessibility and process integration needs of our customers and continues to set us apart in the marketplace. We are excited and look forward to continuing our progress in 2013."

Richard E. Perlman, Executive Chairman of ExamWorks, said: "Our solid results in the first quarter validate our vision for ExamWorks and our position in the IME industry, as well as our deliberate and patient execution of our strategy over the last several quarters. All of our geographies are performing well and we expect our steady growth to continue as ExamWorks solidifies its position as the global IME industry leader."

Financial Review

Revenues – For the three months ended March 31, 2013, revenues were $148.7 million, an increase of 20.2% over the $123.7 million in revenues in the first quarter of 2012. The increase in revenues was primarily due to acquisitions completed in 2012 and growth in our U.K. business.

On a pro forma basis, for the three months ended March 31, 2013, revenues were $148.7 million, an increase of 6.0% over the $140.3 million in pro forma revenues in the first quarter of 2012. The increase in pro forma revenues was primarily due to increased IME service volumes in our U.K and Australian businesses. Below is a table presenting our pro forma revenues and growth rates for each of the regions that we serve. The numbers presented below are pro forma for the effect of acquisitions completed in 2012.

Pro Forma Revenues
	(In thousands except %)
	Three Months Ended March 31,
	2012	2013	Change (a)
ExamWorks U.S.	$89,981	$91,178	1.3%
United Kingdom	29,658	33,767	13.9%
Australia	13,478	16,337	21.2%
Canada	7,167	7,421	3.5%
Total	$140,284	$148,703	6.0%

(a)

For the three months ended March 31, 2013 and excluding the impact of currency, our growth in the U.K. would have been 15.2%, our growth in Australia would have been 23.2%, our growth in Canada would have been 4.1%, and our total growth would have been 6.5%.

Costs of revenues – For the three months ended March 31, 2013, costs of revenues were $97.4 million, an increase of 20.0% over the $81.2 million in costs of revenues in the first quarter of 2012. The change was primarily due to the acquired costs of revenues for acquisitions completed in 2012. Costs of revenues as a percentage of revenues for the first quarter of 2013 remained constant at 65.5% compared to 65.6% in the first quarter of 2012. Included in costs of revenues in the first quarter of 2012 and 2013 are $744,000 and $728,000 of share-based compensation expenses, respectively.

Selling, general and administrative expenses (“SGA”) – For the three months ended March 31, 2013, SGA expenses were $33.3 million, an increase of 16.4% over the $28.6 million in SGA expenses in the first quarter of 2012. The increase was primarily due to the acquired SGA expenses for acquisitions completed in 2012. Included in SGA expenses in the first quarter of 2013 are $3.4 million in share-based compensation expenses and $812,000 in acquisition-related transaction costs and other non-recurring costs. Included in SGA expenses in the first quarter of 2012 were $4.0 million in share-based compensation expenses and $200,000 in acquisition-related transaction costs and other non-recurring costs.

Depreciation and amortization expenses (“D&A”) – For the three months ended March 31, 2013, D&A expenses were $16.3 million, an increase of 16.4% over the $14.0 million in D&A expenses in the first quarter of 2012. The increase was primarily due to acquisitions completed in 2012. For the three months ended March 31, 2013, depreciation expense was $1.4 million and amortization expense was $14.9 million.

Interest and other expenses, net – For the three months ended March 31, 2013, interest and other expenses, net were $7.5 million, an increase of 13.6% over the $6.6 million in interest and other expenses, net in the three months ended March 31, 2012. The increase was primarily due to higher average debt balances this quarter compared to the prior year quarter resulting from the acquisition of Australia based MedHealth completed in August 2012.

Adjusted EBITDA – For the three months ended March 31, 2013, adjusted EBITDA was $23.0 million, an increase of 22.3% over the $18.8 million in adjusted EBITDA in the first quarter of 2012.

Adjusted EBITDA is a non-GAAP measure that is described and reconciled to net loss below and is not a substitute for the GAAP equivalent.

Other financial data –We ended the quarter with $382.3 million of total debt and total leverage of approximately 4.1x. Our total debt consisted of $250.0 million of senior unsecured notes due July 2019, $100.1 million outstanding under the senior secured revolving credit facility, $31.6 million outstanding under the working capital facilities in the U.K., and approximately $600,000 in seller subordinated notes. As of the end of the quarter, our committed availability under our credit facilities was approximately $180 million, of which approximately $58 million is immediately available and the balance of approximately $122 million is available to fund future acquisitions.

Business Outlook

ExamWorks is providing the following business outlook for the full year and the second quarter of 2013:

●

Reaffirming our previously stated guidance, full year 2013 reported revenues are expected to increase organically by 5-7% from our 2012 pro forma revenues of approximately $574 million, excluding the effects of currency.

●

Reaffirming our previously stated guidance, full year 2013 adjusted EBITDA margins are expected to range between 15.5% and 16.5% of reported revenues. On a quarterly basis, adjusted EBITDA margins as a percentage of revenue may fluctuate between 15.5% and 17.0%.

●	Second quarter 2013 reported revenues are expected to range between $150 million and $154 million.

●	Second quarter 2013 reported adjusted EBITDA margins are expected to range between 15.5% and 16.0% of reported revenues.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations (“IMEs”), peer and bill reviews and related services. We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Non-GAAP Financial Measures

In connection with the ongoing operation of our business, our management regularly reviews Adjusted EBITDA, a non-GAAP financial measure, to assess our performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition-related transaction costs, share-based compensation expenses, and other non-recurring costs. We believe that Adjusted EBITDA is an important measure of our operating performance because it allows management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition-related costs, income tax status, and other items of a non-operational nature that affect comparability.

We believe that various forms of the Adjusted EBITDA metric are often used by analysts, investors and other interested parties to evaluate companies such as ours for the reasons discussed above. Additionally, Adjusted EBITDA is used to measure certain financial covenants in our credit facility. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors as well as in our incentive compensation programs for our employees.

Non-GAAP information should not be construed as an alternative to GAAP information, as the items excluded from the non-GAAP measures often have a material impact on our financial results. Management uses, and investors should use, non-GAAP measures in conjunction with our GAAP results.

Below is a table presenting a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure, for each of the periods indicated.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our ability to secure additional financing; regulation of our industry; our information technology systems; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to retain qualified physicians and other medical providers for our medical panel; our ability to obtain, retain and grow customer relationships; our ability to provide accurate health-related risk assessment analyses of data; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness. In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

ExamWorks will host a conference call to discuss the results and other matters at 5:00 p.m. Eastern Time. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (877) 280-4956 in the U.S. or (857) 244-7313 internationally with access code 40358518. A live webcast of the call is also accessible through the Investor Relations section of the company’s web site at http://investorrelations.examworks.com/.

Following the conclusion of the call, a replay of the webcast will be available at the Company`s web site within two hours. Alternatively, a telephonic replay of the call will be available at 7:00 p.m. Eastern Time, and can be accessed until May 15th, 2013 at midnight Eastern Time, by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally, with access code 99472204.

CONTACT:

ExamWorks Group, Inc.

J. Miguel Fernandez de Castro

404-952-2400

Senior Executive Vice President and Chief Financial Officer

investorrelations@examworks.com

SOURCE: ExamWorks Group, Inc.

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	For the three months ended March 31,
	2012	2013

Revenues	$123,738	$148,703
Costs and expenses:
Costs of revenues	81,173	97,384
Selling, general and administrative expenses	28,632	33,257
Depreciation and amortization	14,025	16,326
Total costs and expenses	123,830	146,967
Income (loss) from operations	(92)	1,736
Interest and other expenses, net:
Interest expense, net	6,462	7,578
Other expense	165	—
Gain on interest rate swap	(54)	(48)
Total interest and other expenses, net	6,573	7,530
Loss before income taxes	(6,665)	(5,794)
Benefit for income taxes	(2,342)	(2,202)
Net loss	$(4,323)	$(3,592)

Per share data:
Net loss per share:
Basic and diluted	$(0.13)	$(0.10)

Weighted average number of common shares outstanding:
Basic and diluted	34,085,761	34,464,664

Adjusted EBITDA	$18,829	$23,005

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	March 31,
Assets	2012	2013
Current assets:
Cash and cash equivalents	$8,627	$7,709
Accounts receivable, net	144,676	147,795
Other receivables	21	—
Prepaid expenses	5,336	5,758
Deferred tax assets	16	18
Other current assets	1,213	1,141
Total current assets	159,889	162,421
Property, equipment and leasehold improvements, net	10,333	10,132
Goodwill	370,143	366,858
Intangible assets, net	152,896	136,223
Long-term accounts receivable, less current portion	31,708	31,870
Deferred tax assets, noncurrent	4,173	12,703
Deferred financing costs, net	10,258	9,713
Other assets	1,101	1,690
Total assets	$740,501	$731,610
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,940	$46,202
Accrued expenses	35,995	36,670
Accrued interest expense	10,918	4,928
Deferred revenue	3,951	4,374
Current portion of subordinated unsecured notes payable	275	279
Current portion of contingent earnout obligation	91	92
Current portion of working capital facilities	5,983	6,440
Other current liabilities	5,973	5,727
Total current liabilities	110,126	104,712
Senior unsecured notes payable	250,000	250,000
Senior secured revolving credit facility and working capital facilities, less current portion	128,402	125,307
Long-term subordinated unsecured notes payable, less current portion	300	305
Other long-term liabilities	7,525	7,342
Total liabilities	496,353	487,666
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; Authorized 50,000,000 shares; no
shares issued and outstanding at December 31, 2012 and March 31, 2013	—	—
Common stock, $0.0001 par value; Authorized 250,000,000 shares;
issued and outstanding 34,341,360 and 34,915,084 shares at
December 31, 2012 and March 31, 2013, respectively	3	3
Additional paid-in capital	285,938	293,577
Accumulated other comprehensive income (loss)	3,183	(1,068)
Accumulated deficit	(36,488)	(40,080)
Treasury stock, at cost; Outstanding 905,349 shares at December 31, 2012
and March 31, 2013	(8,488)	(8,488)
Total stockholders’ equity	244,148	243,944
Total liabilities and stockholders' equity	$740,501	$731,610

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the three months ended March 31,
	2012	2013

Operating activities:
Net loss	$(4,323)	$(3,592)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on interest rate swap	(54)	(48)
Depreciation and amortization	14,025	16,326
Amortization of deferred rent	(143)	(19)
Share-based compensation	4,696	4,131
Excess tax benefit related to share-based compensation	—	(407)
Provision for doubtful accounts	1,095	920
Amortization of deferred financing costs	514	580
Deferred income taxes	(3,937)	(6,037)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,910)	(11,725)
Prepaid expenses and other current assets	(357)	(198)
Accounts payable and accrued expenses	3,469	4,643
Accrued interest expense	(5,428)	(5,990)
Deferred revenue and customer deposits	539	666
Other liabilities	(387)	(360)
Net cash provided by (used in) operating activities	4,799	(1,110)
Investing activities:
Purchases of equipment and leasehold improvements, net	(552)	(1,770)
Working capital and other settlements for acquisitions	908	—
Net cash provided by (used in) investing activities	356	(1,770)
Financing activities:
Borrowings under senior secured revolving credit facility	11,000	10,000
Proceeds from the exercise of options and warrants	50	2,441
Excess tax benefit related to share-based compensation	—	407
Purchases of stock for treasury	(387)	—
Repayment of subordinated unsecured notes payable	(546)	—
Payment of deferred financing costs	(414)	(52)
Net repayments under working capital facilities	(3,789)	(800)
Repayment under senior secured revolving credit facility	(11,000)	(10,000)
Other	(95)	—
Net cash provided by (used in) financing activities	(5,181)	1,996
Exchange rate impact on cash and cash equivalents	76	(34)
Net increase (decrease) in cash and cash equivalents	50	(918)
Cash and cash equivalents, beginning of period	8,416	8,627
Cash and cash equivalents, end of period	$8,466	$7,709

EXAMWORKS GROUP, INC. AND SUBSIDIARIES
Reconciliation to Adjusted EBITDA
(In thousands)
(Unaudited)

	For the three months ended March 31,
	2012	2013

Reconciliation to Adjusted EBITDA:

Net loss	$(4,323)	$(3,592)
Share-based compensation expense (1)	4,696	4,131
Depreciation and amortization	14,025	16,326
Acquisition-related transaction costs	145	449
Other non-recurring costs	55	363
Interest and other expenses, net	6,573	7,530
Benefit for income taxes	(2,342)	(2,202)
Adjusted EBITDA	$18,829	$23,005

(1) Share-based compensation expense of $744,000 and $728,000 is included in costs of revenues for the three months ended March 31, 2012 and 2013, respectively, and the remainder is included in SGA expenses.